As filed with the Securities and Exchange Commission on April 24, 2009

                                                    Registration No. 333-138498

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                TIME WARNER INC.
             (Exact name of registrant as specified in its charter)

   Delaware                       One Time Warner Center          13-4099534
 (State or other jurisdiction     New York, NY 10019-8016     (I.R.S. Employer
 of incorporation or organization)   (212) 484-8000         Identification No.)
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              TW AOL HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

   Virginia                      One Time Warner Center           54-1322110
 (State or other jurisdiction    New York, NY 10019-8016       (I.R.S. Employer
 of incorporation or organization)   (212) 484-8000         Identification No.)
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                HISTORIC TW INC.
             (Exact name of registrant as specified in its charter)

   Delaware                      One Time Warner Center            13-3527249
 (State or other jurisdiction    New York, NY 10019-8016       (I.R.S. Employer
 of incorporation or organization)   (212) 484-8000         Identification No.)
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        TURNER BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

   Georgia                        One CNN Center                   58-0950695
 (State or other jurisdiction     Atlanta, Georgia 30303       (I.R.S. Employer
 of incorporation or organization)   (404) 827-1500         Identification No.)
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Paul T. Cappuccio
                            Executive Vice President
                               and General Counsel
                                Time Warner Inc.
                             One Time Warner Center
                             New York, NY 10019-8016
                                 (212) 484-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                Timothy G. Massad
                           Cravath, Swaine & Moore LLP
                                 Worldwide Plaza
                                825 Eighth Avenue
                               New York, NY 10019

      Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |X|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


 Large accelerated filer [X]                     Accelerated filer [  ]
 Non-accelerated filer [  ]                      Smaller reporting company [  ]
 (Do not check if a smaller reporting company)

      The registration fee was previously calculated and paid in connection with the initial filing of the Registration Statement on November 8, 2006.

                          DEREGISTRATION OF SECURITIES

      On November 8, 2006, Time Warner Inc. ("Time Warner"), TW AOL Holdings Inc., Historic TW Inc. and Turner Broadcasting System, Inc. (collectively, the "Registrants") filed a registration statement on Form S-3 (Registration No. 333-138498) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for an unlimited amount of debt securities, preferred stock, common stock and warrants from time to time. The Registration Statement became effective on November 8, 2006. By way of a Prospectus Supplement filed on November 9, 2006, Time Warner offered and sold Floating Rate Notes due 2009, 5.50% Notes due 2011, 5.875% Notes due 2016 and 6.50% Debentures due 2036 (collectively the "Notes"). The Notes are not listed on any stock exchange.

      The offering of securities pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrants, by and under this Post-Effective Amendment No. 1 to the Registration Statement, deregister all of the securities covered under the Registration Statement that were unsold hereunder as of the date hereof.






         [The remainder of this page is intentionally left blank.]

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 24, 2009.


                                     TIME WARNER INC.


                                     By:   /s/ Brenda C. Karickhoff
                                        -------------------------------------
                                        Name:  Brenda C. Karickhoff
                                        Title: Senior Vice President and
                                               Deputy General Counsel



Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 24, 2009.


                                     TW AOL HOLDINGS INC.


                                     By: /s/ Brenda C. Karickhoff
                                        -------------------------------------
                                        Name:  Brenda C. Karickhoff
                                        Title: Senior Vice President



Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 24, 2009.


                                     HISTORIC TW INC.


                                     By: /s/ Brenda C. Karickhoff
                                        -------------------------------------
                                        Name:  Brenda C. Karickhoff
                                        Title: Senior Vice President



Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 24, 2009.


                                     TURNER BROADCASTING SYSTEM, INC.


                                     By: /s/ Brenda C. Karickhoff
                                        -------------------------------------
                                        Name:  Brenda C. Karickhoff
                                        Title: Senior Vice President



Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.